INVESTOR/PUBLIC RELATIONS AGREEMENT

        THIS AGREEMENT made this 17th day of April 2000, by and between;

                                   Jo Deboeck

                            Located: Las teules II nr 232
                                     17246 Santa Christina D'aro( gerona)
                                     Spain

                             A Sole Proprietorship
                        (herinadter referred to as "DR")

                                       AND

                                   RMS TITANIC

                       (hereinafter referred to as "SOST")
                            Collectively dR and SOST
                    hereinafter referred to as "the Parties".

                                  WITNESSETH:

     WHEREAS, DR is an investor relations, public relations and advertising firm with expertise in the dissemination of information about publicly traded companies. DR owns and/or operates certain Internet Newsletters, and is in the business of providing investor relations services, public relations services, disseminating information about public companies, publishing, advertising services, financing arrangements, private placements and other related programs, services and products; and

     WHEREAS, SOST desires to publicize RMS TITANIC, its name and business, with the intention of making its name and businesses better known to SOST's shareholders, investors, brokerage houses, potential investors or shareholders, and various media; and

     WHEREAS, DR is willing to accept SOST as a client.

     WHEREAS, SOST desires investor/public relations services for SOST and the dissemination of information about SOST,, and its businesses, to a much broader audience in general, and desires to employ and/or retain DR to provide such services as an independent contractor, and DR is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

     THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

                         DEFINITIONS AND INTERPRETATIONS

1. Captions and Section Numbers. The headings and section references in this Investor/Public Relations Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

2. Extended Meanings. The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause, paragraph or section of this Agreement and any Addendums and/or Exhibits attached to this

Agreement will relate to the whole of this Agreement including any attached Addendums and/or Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

3. Number and Gender. In this Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4. Section References and Schedules. Any reference to a particular "article", "section", "paragraph" or other subdivision of this Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Agreement and by such reference is incorporated into and made part of this Agreement.

                                    AGREEMENT

5. Appointment. SOST hereby appoints and engages DR as an investor relations firm to assist in the dissemination of the press releases of RMS TITANIC, And other such promotional materials and information about RMS TITANIC,. and hereby retains and employs DR upon the terms and conditions of this Agreement. DR accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

6. Engagement. SOST engages DR to publicize RMS TITANIC,. to brokers, prospective investors and shareholders and to the subscribers of the Internet Newsletters (200,000 people database) that the principals and/or officers of DR may be involved with, associated with, own and/or operate and as further described below and subject to the further provisions of this Agreement. DR hereby accepts said engagement and SOST as a client, and agrees to publicize RMS TITANIC, . as further described below and subject to the further provisions of this Agreement to the best of its ability.

7. Authority and Decscription Of Services and Duties of DR. During the term of this Agreement DR shall furnish various professional services for RMS TITANIC,. as requested by SOST. Said professional services and advice shall relate to those services, items and/or subjects described in the first full paragraph of the first page of this document, and in paragraph 6 above, wherein DR and the services it provides are described, and/or as follows:

     a. DR shall act, generally, to disseminate any and all press releases, of RMS TITANIC, and other such promotional material as may be provided to DR by SOST or that DR may produce for its promotion of RMS TITANIC as a company, essentially acting (1) as liason between RMS TITANIC shareholders and potential investors; (2) as an advisor to SOST and RMS TITANIC with respect to communications and information, which may include but is not necessarily limited to, the writing of a corporate profile that will be disseminated to the subscribers of the financial newsletters owned or operated by DR (and/or it principals), or other such newsletters that DR may work with, the preparation of research reports, planning, developing, designing, organizing, writing and distributing such communications and information in every legal and ethical way possible and to the DR of their abilities.

     b. DR may assist in establishing, and advise SOST with respect to: interviews of SOST officers by the financial media; interviews of officers of RMS TITANIC by analysts, market makers, broker-dealers, and other members of the financial community.

     c. DR shall seek to make RMS TITANIC,., its management, its products, and its financial situation and prospects, known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the general public.

     d. DR, in providing the foregoing services, shall be responsible for all costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, service (e.g., Federal Express), telephone charges. These fees include compensation to third party vendors, copywriters, staff writers, art and graphic personnel subcontractors, printing, etc.

     e. DR's compensation under this Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.

     f. Marketing program: including, but not necessarily limited to, the following components: i) DR reviews and analyzes all aspects of RMS TITANIC,. and/or it's goals and makes recommendations on feasibility and achievement of desired goals. ii) DR provides through their network, including its Internet Newsletters, firms and brokers interested in participating, and schedules and cunducts the necessary due diligence and obtains the required approvals necessary for those firms to participate. iii) DR shall be available to field calls from firms and brokers inquiring about RMS TITANIC,.

     g. Although DR's offices do not reside within the US, DR agrees to comply with all NASD and SEC rules and regulations concerning the dissemination of information about public companies over the internet to the best of its ability and knowledge If DR has questions concerning said rules and regulations, DR agrees to seek out competent legal counsel concerning said rules and regulations that all things done may be done in compliance with said rules and regulations.

charges. These fees include compensation to third party vendors, copywriters, staff writers, art and graphic personnel subcontractors, printing, etc.

     e. DR's compensation under this Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.

     f. Marketing program: including, but not necessarily limited to, the following components: i) DR reviews and analyzes all aspects of RMS TITANIC,. and/or it's goals and makes recommendations on feasibility and achievement of desired goals. ii) DR provides through their network, including its Internet Newsletters, firms and brokers interested in participating, and schedules and products the necessary due diligence and obtains the required approvals necessary for those firms to participate. iii) DR shall be available to field calls from firms and brokers inquiring about RMS TITANIC,.

     g. Although DR's offices do not reside within the US, DR agrees to comply with all NASD and SEC rules and regulations concerning the dissemination of information about public companies over the internet to the best of its ability and knowledge If DR has questions concerning said rules and regulations, DR agrees to seek out competent legal counsel concerning said rules and regulations that all things done may be done in compliance with said rules and regulations.

8. Term Of Agreement. This Agreement shall become upon execution hereof and shall continue thereafter and remain in effect for a period of 12 months and/or until such time as such matters am finalized to the satisfaction of both SOST and DR. It, is expressly acknowledged end agreed by and between the parties hereto that DR shall nut be obligated to provide my services and/or perform my work related to the Agreement until such time that the agreed upon receive 40,000 share restricted stock and $25,000 US 35,000 restricted shares shall be issued in the name of Jo Deboeck 5,000 restricted shares shall be issued in the name of trade-wins Inc.

9. Where Services Shall Be Performed. DR's services shall be performed at the main office location of DR. or other such designated location(s) a DR and SOST agree we the most advantageous for the work to be performed.

10. Limitations On Services: The parties hereto recognize that certain responsibilities and obligations are by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, CM Accordingly, DR agrees as follows:

a. DR shall NOT release any financial or other information or data about RMS TITANIC . Without The consent and approval of SOST.

b. DR shall NOT conduct any meetings with financial analysts without informing RMS TITANIC , . in advance of any proposed meeting, the format or agenda of web meeting and SOST may elect to have a of SOST attend such meeting.

c. DR shall NOT release any information or data about RMS MANIC to say selected or limited persons(s), entity, or group if DR is aware dot such information or due has not been generally released or promulgated.

11 Duties Of SOST. The Parties agree that the duties of SOST are as follows:

a. SOST shall supply DR. an a regular and timely basis with deft and information about RMS TITANIC, its products, its management, and its operations and SOST shall be responsible for advising DR of any facts which would affect the accuracy of any prior data and information previously supplied to DR so that DR may take corrective action.

b. DR reports are not intended to be used in the offering of securities Accordingly, clients must agree to each of the points listed below and to indemnify DR for any bread of then representations and covenants.

c. In that DR relies on information provided by SOST for a substantial part of its preparations and reports, MST must represent that said information concerning RMS TITANIC, is neither false or misleading, and SOST agrees to hold DR harmless for any information supplied to DR by SOST about RMS TITANIC,. that was not truthful; and SOST agrees to hold harmless DR for may claim relating to the purchase and/or sale of RMS TITANIC - Sec Was Occurring out of or in connection with DR's relationship with SOST, unless DR is found to have been negligent and/or willfully disseminated Use or misleading information about RMS TITANIC, Or any information RMS TITANIC, or any regulatory body would deem as confidential or Inside information.

d. In that DR shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to RMS TITANIC Securities, and in light of the fact that DR imposes restrictions On such transactions to guard against trading on the basis or material nonpublic information, SOST shall -contemporaneously notify DR if my information or data being supplied to DR concerning I SOST. has not been released or promulgated.

f. DR, its principles employees, assigns, agents, etc. agree and promise not to short the stock of RMS TITANIC at any time during the term of this Agreement.

12. Representation.

a. SOST shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to DR about RMS TITANIC,. to the best of Its ability and SOST acknowledges its awareness that OR will rely on such continuing representation. In disseminating such information and otherwise performance its investor relations functions. The accuracy of the information put out by RMS TITANIC is the responsibility of RMS TITANIC..

b. DR. in the absence of notice in writing from SOST, will rely an the continuing accuracy of materials, information and data supplied by SOST

c. SOST hereby agrees to hold harmless DR against any claims, demands, suits, loss, damages, etc., arising out of DR's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless DR has been negligent in performing its duties and obligations hereunder.

d. SOST hereby authorizes DR to issue, in DR's sole discretion, corrective, amendatory, supplement or explanatory press releases, shareholder communications and reports, or data supplied to analyst, broker-dealers, market makers, or other members of the financial community concerning any information about RMS TITANIC, Supplied to DR by SOST that DR has found to be correct or that may have changed at the data of its first issuance.

e. SOST shall cooperate fully and timely With DR to enable DR to perform its duties and obligations under this Agreement.

f. The performance by SOST of this Agreement will not violate any applicable court degree or order, law or regulation or any contractual obligation by which SOST may be bound.

g. SOST activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer under federal or state securities laws; any contract between SOST and a potential investor in RMS TITANICI - Shall be such that DR would be acting merely as a finder or consultant with respect to such prospective investor obligations under this Agreement.

h. SOST doll act diligently and prompt y in reviewing materials submitted to it by DR to enhance timely distribution of the materials and form DR Of gay inaccuracies contained therein within reasonable time prior to the projected or known publication date.

i. The execution and performance of its Agreement by DR has been duly authorized by the Board of Directors of DR or its owners in accordance with applicable law, and, to the extent required by the requisite number of shareholders of DR.

j. The performance by DR of this agreement will not violate any applicable court decree or order, law or requlation, nor will It violate any provision of the organizational documents and/or bylaws of DR or any contractual obligation by which DR may be bound.

k.. DR's activities pursuant to this or as contemplated by this Agreement do not constitute and Shull not constitute acting as a securities broker or dealer under federal or state securities laws; any contact between DR and a potential investor in TITANIC shall be such that DR would be acting merely as a finder or consultant with respect to such prospective investor.

13. Compensation and Disclosure

a. Compensation payable to DR for a general investor relations services mad other services hereunder, including but not limited to acquisition merger services, shall be paid by RMS TITANIC DR by the means and in the manner or manners as described in Paragraph 14.

b. DR agrees to disclose fully in all all of its disseminations of information to shareholders and potential shareholders and/or investors of RMS TITANIC . That it has been paid 40,000 shares restricted stock RMS TITANIC, and $ 25,000 US and as compensation should be seenas a conflict of interest. 35,000 restricted shares shall be issued in the name of Jo Deboeck 5,000 restricted shares shall be issued in the name of trade-wins Inc.


14. Payment. DR will receive 40,000 shares restricted stock RMS TITANIC, and $ 25,000 US and as compensation should be seen as a conflict of interest. 35,000 restricted shares shall be issued in the name of Jo Deboeck 5,000 restricted shares shall be issued in the name of trade-wins Inc. DR Is to perform for RMS TITANIC, as outlined inthis Agreement. Said shares will be transfer into the names indicated by DR and sent via Federal Express or other mail carrier to the address for DR first indicated above or via DTC to the accounts of DR.

15. DR As An Independent Contractor. DR shall provide said services a an independent contractor, and not as an employees of SOST or of any company orperson affiliated with SOST. DR agrees to work diligently to publicize the name and business of RMS TITANIC to the business old investment community. DR has no authority to bind RMS TITANIC , or affiliate of RMS TITANIC , to any legal action, contract, agreement, or purchases, and such action can not be construed to be made in good faith or with the acceptance of SOST or RMS TITANIC, ; thereby be coming the sole responsibility of DR. DR is not entitled to my medical coverage life insurance, savings plans, health insurance, or
anyand  all  other  benefits  afforded  RMS  TITANIC  Employees.   DR  shall  be
responsible for any Federal, State, - Local Taxes, and should SOST for any reason be required to pay taxes at a later date, DR shall reassure such payment is mde by DR, and not by SOST or any affiliate of SOST DR shall be responsible for all workers payments and herein holds SOST harmless f or my and I such payments and responsibilities related hereto.

16. DR Not To Engage In Conflicting Activities. During the term of this Agreement DR shall not engage in any activities that directly conflicts with the interests of RMS MANIC, SOST hereby acknowledges notification by DR and understands that does, and shall represent and service other and multiple clients in the manner as it does SOST, and that SOST is not an exclusive client of DR.

17. lnside Information - Securities Violations. In the course of the performance of this Agreement it is expected that specific sensitive information concerning the of RMS TITANIC .' its business, and/or affiliate companies shall come to the attention and knowledge of DR. In that event DR will not divulge, discuss, at otherwise reveal such information to any third parties

18. Disclosure. DR is required to disclose any outside activities or Interests, including ownership or participation in the development of prim inventions, that conflict or way conflict with the DR interests of RMS TITANIC , - It is mutually understood that prompt disclosure is rewired under this paragraph if the activity or interest is related, directly or indirectly, to any activity that DR may be Involved with an behalf or RMS TITANIC.

19. Amendments. This Agreement may be modified or amended, provided such modifications or amendments are mutually aggreed to by and between the parties hereto and that said modifications or amendments are made in writing and signed by bath parties.

20. Severability. If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for my reason. the remaining provisions shall continue to be valid and enforceable, If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting Such Provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

21. Termination of Agreement. This Agreement may not be terminated by any party prior to the expiration of the term provided in Paragraph 8 above except as follows:

a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

b. Upon the other party liking the benefit of any insolvency law, and/or

c. Upon the other party having or applying for a receiver appointed for either party.

d. As provided for in Paragraph 27 below.

22. Attorney Fees. ln the event either party is in default of the terms or conditions of this Agreement and legal action is initiated Or suit be entered as a result of such default, the prevailing party shall be entitled to recover ell costs incurred 2114 result Of such default including all costs, reasonable attorney fees, expenses and cow cab through trial, appeals and to final disposition.

23. Return Of Records. Upon termination of this Agreement, DR shall deliver all records. notes, data, memorandum, models and equipment of any nature that are in the control of DR that are the property of or relate to the business US TITANIC if asked to do ox

24. Non-waiver. The failure of either party, at any time, to require my such performance by my other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

25. Disclaimer By DR. DR shall be the prepare of certain promotional materials, and, DR makes no representation to SOST, or others, that; (a) its efforts or services will result in any enhancement to SOST (b) the price of RMS TITANIC's publicly traded securities will rease (c) any person will purchase RMS TITANIC's securities, or (d) my investor will lend money to and/or invest in at with RMS TITANIC.

26. Limitation of DR Liability and Indemnification. In the event DR fails to work ir services hereunder, hereunder, its entire liability to SOST shall not exceed the lessor of; (a) the amount of compensation DR has received from RMS TITANIC,. under Paragraph 13 and/or 14 above; (b) the amount of compensation DR has received from RMS TITANIC, .; or (c) the actual damage to SOST or RMS TITANIC, . as result of such non-performance. DR shall indemnify and be liable the SOST for any claim against RMS TITANIC,. by any person or entity arising from or in any way related to this Agreement if it is found that DR has been untruthful, misleading, or negligent in any manner, to RMS TITANIC, ., and/or that such behavior on the part of DR was the cause of the claim or action against RMS TITANIC,.

27. Ownership Of Materials. All right, title and interest in and to materials to be produced by DR in connection with this Agreement and other services to be rendered under said Agreement shall be and remain the sole and exclusive property of DR, except in the event SOST performs fully and timely its obligations hereunder, SOST shall be entitled to receive upon written request, one (1) copy of all such materials.

28. Miscellaneous

a. Effective date of representations shall be no later than the date of execution by the parties of this Agreement.

b. Currency: In all instances, references to dollars shall be deemed to be US dollars.

29. Notices. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pusuant to this section may be given, and shall be given by either personal delivery, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Agreement to be given shall be given to the respective parties at the addresses first written above, on page one (1) of this Agreement.

30. Parent and Subsidiary Companies or Entities. This Agreement to publicize the name and business of RMS TITANIC,. Applies to all parent or subsidiary companies or entities of RMS TITANIC .

31. Exclusion With Respect to Partnership. The parties agree that, in no way, shall this Agreement be construed as being an act of partnership between be parties hereto and that no party hereto shall have, as a result of the execution of this Agreement, any liability for the commitments of any other party of any type, kind or sort.

32. Time is of The Essence. Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations hereunder.

33. Endurement. This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, assigns and any addenda's attached hereto.

34. Entire Agreement. This Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Agreement, or relating to the business of DR. This Agreement supersedes all previous agreements between DR and RMS TITANIC,.

35. Acceptance by DR. This Agreement is not valid, or binding upon DR unless and until executed by its President or other duly authorized executive officer, principle or owner of DR.

36. Execution in Counterpart; Telecopy-Fax. This Agreement may be executed in counterparts, not withstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this Agreement shall be construed by all paties hereto as an original version of said Agreement.

37. Disclaimer. DR is in the business of investor/public relations, and other related business, as previously stated above, and in no way proclaims to be an investment advisor and/or stock or securities broker. DR is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement.

For and in behalf of; SOST:                      For and in behalf of; DR:



By                                               By
     ------------------------                          ------------------------
          Title: Agent                                        Title:Owner